Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-207088

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.001 per share	3,833,334	$90	$345,000,060	$42,953

(1)
Includes 500,000 shares of common stock, par value $0.001 per share, that may be purchased by the underwriters upon exercise of the underwriters' option to purchase additional shares.

(2)
Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 23, 2015)

3,333,334 Shares

2U, Inc.

        We are offering 3,333,334 shares of our common stock.

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "TWOU." The last reported trading price of our common stock on May 22, 2018 was $91.64.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated herein by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Price to the public	$90.000	$300,000,060

Underwriting discount(1)	$3.789	$12,630,003

Proceeds, before expenses	$86.211	$287,370,057

(1)
The underwriters will receive compensation in addition to the underwriting discount. See "Underwriting" beginning on page S-17 of this prospectus supplement for a description of the compensation paid to the underwriters.

        We have granted the underwriters an option to purchase up to an additional 500,000 shares of our common stock at the price to the public less the underwriting discount.

        The underwriters expect to deliver the shares against payment in New York, New York on May 25, 2018.

Goldman Sachs & Co. LLC	Credit Suisse

Citigroup
Compass Point	KeyBanc Capital Markets	Macquarie Capital

Prospectus Supplement dated May 22, 2018.

PROSPECTUS SUPPLEMENT

PROSPECTUS

        We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that may be provided to you by us or on our behalf. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that may be provided to you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement, the accompanying prospectus or any such free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any

S-i

jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any such free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus and any such free writing prospectus are delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

        For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our shares and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated September 23, 2015, which we refer to as the "accompanying prospectus," which gives more general information about our shares that we and/or certain selling stockholders may offer from time to time. Generally, when we refer to "this prospectus" in this prospectus supplement we are referring to both this prospectus supplement and the accompanying prospectus combined. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. You should read both this prospectus supplement and the accompanying prospectus together with the additional information we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus provided by us or on our behalf. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document that has previously been filed with the Securities and Exchange Commission, or the SEC, and is incorporated into this prospectus supplement by reference, on the other hand, the information in this prospectus supplement shall control. We have not, and the underwriters have not, authorized any other person to provide you with different information or representations.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INDUSTRY AND MARKET DATA

        In this prospectus supplement and the accompanying prospectus, we rely on and refer to information and statistics regarding market data and the industries of our businesses and investments obtained from market research, independent industry publications and other publicly available information. We believe this information is reliable but we have not independently verified it. In addition, we have made statements in this prospectus supplement regarding our industry and our position in the industry based on our experience in the industry and our own evaluation of market conditions.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or

S-iii

implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

  •
  trends in the higher education market and the market for online education, and expectations for growth in those markets;

  •
  the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

  •
  our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

  •
  our expectations about the potential benefits of our cloud-based software-as-a-service, or SaaS, technology and technology-enabled services to university clients and students;

  •
  our dependence on third parties to provide certain technological services or components used in our platform;

  •
  our ability to meet the anticipated launch dates of our graduate programs and short courses;

  •
  our expectations about the predictability, visibility and recurring nature of our business model;

  •
  our ability to acquire new university clients and expand our graduate programs and short courses with existing university clients;

  •
  our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, achieve the expected benefits of the acquisition and manage, expand and grow the combined company;

  •
  our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets;

  •
  our ability to continue to acquire prospective students for our graduate programs and short courses;

  •
  our ability to affect or increase student retention in our graduate programs;

  •
  our expectations about the scalability of our cloud-based platform;

  •
  our expectations regarding future expenses in relation to future revenue;

  •
  potential changes in regulations applicable to us or our university clients; and

  •
  our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations.

        You should refer to the risks described in Part I, Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and in Part II, Item 1A "Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We undertake no obligation to publicly update any forward-looking

S-iv

statements, whether as a result of new information, future events or otherwise, except as required by law.

        You should read this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

NON-GAAP FINANCIAL MEASURES

        To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), we use adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

        We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

        We define adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

        The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in our financial statements. These non-GAAP measures are key metrics our management uses to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to our financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

        For more information on our non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see footnote 1 to the section entitled "Summary Consolidated Financial Data." We urge investors to review these reconciliations and not to rely on any single financial measure to evaluate our business.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information incorporated by reference into or contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption "Risk Factors" beginning on page S-6 of this prospectus supplement and page 2 of the accompanying prospectus, and our consolidated financial statements and the related notes thereto incorporated by reference herein before making a decision to invest in our shares.

        Except as otherwise specified, "2U," "the Company," "we," "us," and "our" refer to 2U, Inc.

Company Overview

        We are a leading education technology company that well-recognized nonprofit colleges and universities trust to bring them into the digital age. Our comprehensive platform of tightly integrated technology and services provides the digital infrastructure universities need to attract, enroll, educate and support students at scale. With our platform, students can pursue their education anytime, anywhere, without quitting their jobs or moving; and university clients can improve educational outcomes, skills attainment and career prospects for a greater number of students.

        We have two reportable segments: the Graduate Program Segment and the Short Course Segment.

  •
  Our Graduate Program Segment provides services to well-recognized nonprofit colleges and universities, primarily in the United States, to enable the online delivery of graduate programs. We target students seeking a full graduate degree of the same quality they would receive on-campus.

  •
  Our Short Course Segment provides premium online short courses to working professionals in more than 150 countries. We target working professionals seeking career advancement through skills attainment.

        Our core strategy is to launch graduate programs and short courses with new and existing university clients and to increase student enrollments across our portfolio of offerings. We are also committed to continuously improving our platform to deliver high-quality university and student experiences and outcomes at scale.

Corporate Information

        Our principal executive offices are located at 7900 Harkins Road, Lanham, Maryland 20706. Our telephone number is (301) 892-4350. Our website address is www.2u.com. The information contained on, or that can be accessed through our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our common stock.

        "2U", the 2U logo, and other trademarks or service marks of 2U, Inc. appearing in this prospectus are the property of 2U, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

 THE OFFERING

Common stock offered	3,333,334 shares.
Option to purchase additional shares of common stock	The underwriters have an option to purchase a maximum of an additional 500,000 shares from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus.
Number of shares to be outstanding after this offering	56,736,229 shares.(1)
Use of proceeds

We intend to use the net proceeds to us from this offering for working capital and other general corporate purposes, including expenditures for program and short course marketing, technology, and content development, in connection with new program and short course launches and growing existing programs and short courses as well as the strategic acquisitions of, or investment in, complementary products, technologies, solutions or businesses. See the "Use of Proceeds" section of this prospectus supplement for additional information.

Risk factors

An investment in our shares is subject to risks. Please refer to "Risk Factors," "Forward-Looking Statements" and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our shares.

Nasdaq Global Select Market symbol	Our common stock is listed on the Nasdaq Global Select Market under the symbol "TWOU."
Transfer agent and registrar	American Stock Transfer & Trust Company, LLC.
Settlement date	Delivery of the shares will be made against payment therefor on or about May 25, 2018.

(1)
The number of shares of common stock outstanding immediately after this offering that appears above is based on 53,402,895 shares of our common stock outstanding as of May 18, 2018 plus the 3,333,334 shares that we are offering pursuant to this prospectus supplement, but excluding:

•
500,000 shares of our common stock issuable on the exercise of the underwriters' option to purchase additional shares of our common stock in this offering;

•
an aggregate of approximately 12,116,445 shares of our common stock reserved for issuance under various share-based and deferred compensation plans and awards as of May 18, 2018; and

•
1,000,000 shares available for future issuance under our employee stock purchase plan.

        Except as otherwise noted, all information in this prospectus supplement assumes that the underwriters' option to purchase additional shares is not exercised.

SUMMARY CONSOLIDATED FINANCIAL DATA

        In the tables below, we provide you with summary consolidated financial data of 2U, Inc. for the periods indicated. We have derived the following summary consolidated statement of operations and comprehensive loss for the three months ended March 31, 2018 and the summary consolidated balance sheet data as of March 31, 2018 from our unaudited consolidated financial statements incorporated by reference herein, which have been prepared on the same basis as our audited consolidated financial statements and include all adjustments necessary to present fairly the information set forth therein.

        We have derived the following summary consolidated statement of operations and comprehensive loss for the year ended December 31, 2017 and the summary consolidated balance sheet data as of December 31, 2017 from our audited consolidated financial statements incorporated by reference herein. Our audited consolidated financial statements have been audited by KPMG LLP, an independent registered public accounting firm. Our historical results are not necessarily indicative of the results to be expected in the future and the results for any interim period are not necessarily indicative of the results to be expected in the full year.

        This information is only a summary and should be read in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this prospectus supplement and the accompanying prospectus and the historical consolidated financial statements and the notes thereto referred to above. See "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

 Consolidated Statement of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)	Three Months Ended March 31, 2018	Year Ended December 31, 2017
	(unaudited)
Revenue	$92,288	$286,752
Costs and expenses:
Curriculum and teaching	4,307	6,609
Servicing and support	15,233	50,767
Technology and content development	13,840	45,926
Marketing and sales	53,058	150,923
General and administrative	21,869	62,665

Total costs and expenses	108,307	316,890

Loss from operations	(16,019)	(30,138)
Interest income	342	371
Interest expense	(27)	(87)
Other income (expense), net	(395)	(866)

Loss before income taxes	(16,099)	(30,720)
Income tax benefit	1,228	1,297

Net loss	$(14,871)	$(29,423)

Net loss per share, basic and diluted	(0.28)	(0.60)

Weighted-average shares of common stock outstanding, basic and diluted	52,687,299	49,062,611

Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	4,632	5,326

Comprehensive loss	$(10,239)	$(24,097)

Other Financial Data (unaudited):
Adjusted EBITDA (loss)(1)	$(1,522)	$11,416

(1)
Adjusted EBITDA is a financial measure not in accordance with GAAP. See "Non-GAAP Financial Measures."

Consolidated Balance Sheet Data

(in thousands)	As of March 31, 2018	As of December 31, 2017
	(unaudited)
Cash and cash equivalents	$182,110	$223,370
Accounts receivable, net	40,290	14,174
Total assets	504,108	482,062
Total liabilities	118,275	94,230
Additional paid-in capital	596,529	588,289
Total stockholders' equity	385,833	387,832

        The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

(in thousands)	Three Months Ended March 31, 2018	Year Ended December 31, 2017
Net loss	$(14,871)	$(29,423)
Adjustments:
Interest income	(342)	(371)
Interest expense	27	87
Foreign currency loss	395	866
Depreciation and amortization expense	7,375	19,624
Income tax benefit	(1,228)	(1,297)
Stock-based compensation expense	7,122	21,930

Total adjustments	13,349	40,839

Adjusted EBITDA (loss)	$(1,522)	$11,416

RISK FACTORS

        Investing in our common stock involves a high degree of risk. We urge you to carefully consider the risk factors described below and those included in the accompanying prospectus and in the documents incorporated herein and therein by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 as well as other information, before reaching a decision regarding an investment in our common stock. Before you invest in our common stock, you should carefully consider the following risks, as well as general economic and business risks, and all of the other information contained in this prospectus supplement and the accompanying prospectus. Any of the risks described could have a material adverse effect on our business, operating results and financial condition and cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this prospectus supplement, including our consolidated financial statements and the related notes thereto.

Risks Relating to Ownership of our Common Stock

The trading price of the shares of our common stock may be volatile, and purchasers of our common stock could incur substantial losses.

        Our stock price may be volatile. The stock market in general and the market for technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the price paid for the shares. The market price for our common stock may be influenced by many factors, including:

  •
  actual or anticipated variations in our operating results;

  •
  changes in financial estimates by us or by any securities analysts who might cover our stock;

  •
  conditions or trends in our industry;

  •
  stock market price and volume fluctuations of comparable companies and, in particular, those that operate in the software and information technology industries;

  •
  announcements by us or our competitors of new product or service offerings, significant acquisitions, strategic partnerships or divestitures;

  •
  announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

  •
  capital commitments;

  •
  investors' general perception of our company and our business;

  •
  recruitment or departure of key personnel; and

  •
  sales of our common stock, including sales by our directors and officers or specific stockholders.

        In addition, in the past, stockholders have initiated class action lawsuits against technology companies following periods of volatility in the market prices of these companies' stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management's attention and resources from our business.

A significant portion of our total outstanding shares may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

        Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

        The holders of a significant portion of shares of our common stock, or their transferees, have rights, subject to some conditions, to require us to file one or more registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. If we were to register the resale of these shares, they could be freely sold in the public market. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could adversely affect our ability to operate and grow our business.

If you purchase shares of common stock in this offering, you will suffer immediate dilution in the book value of your investment.

        The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering.

You may experience future dilution as a result of future equity offerings.

        In the future, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock in order to raise additional capital. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. Investors purchasing shares or other securities in the future could have rights, preferences or privileges senior to those of existing stockholders and you may experience dilution. You may incur additional dilution upon the exercise of any outstanding stock options or vesting of restricted stock awards and restricted stock units.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

        You should not rely on an investment in our common stock to provide dividend income. We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, our ability to pay cash dividends is currently limited by the terms of our credit facility, which prohibits our payment of dividends on our capital stock without prior consent, and any future credit facility may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

USE OF PROCEEDS

        We estimate that our net proceeds from this offering, after underwriting discounts and estimated offering expenses, will be approximately $287.6 million (or approximately $330.8 million if the underwriters' option to purchase additional shares is exercised in full). We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including expenditures for program and short course marketing, technology, and content development, in connection with new program and short course launches and growing existing programs and short courses as well as the strategic acquisitions of, or investment in, complementary products, technologies, solutions or businesses.

 MARKET PRICE OF COMMON STOCK

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "TWOU". The following table sets forth for the periods indicated the high and low intra-day sale prices per share of our common stock as reported on the Nasdaq Global Select Market:

	High	Low
2016
First Quarter 2016	27.50	14.94
Second Quarter 2016	29.87	21.76
Third Quarter 2016	38.91	28.78
Fourth Quarter 2016	38.49	29.34
2017
First Quarter 2017	40.38	29.23
Second Quarter 2017	48.40	39.38
Third Quarter 2017	56.12	44.69
Fourth Quarter 2017	69.27	55.23
2018
First Quarter 2018	91.00	61.75
Second Quarter 2018 (through May 22, 2018)	98.58	77.36

        On May 22, 2018, the last reported sale price of our common stock on the Nasdaq Global Select Market was $91.64 per share. As of May 22, 2018, we had 38 holders of record of our common stock. The actual number of holders of common stock is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and nominees. The number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

 DIVIDEND POLICY

        We have never declared or paid any dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our common stock is limited by restrictions under the terms of the agreements governing our credit facility, and the terms of any future loan agreement into which we may enter or any additional debt securities we may issue are likely to contain similar restrictions on the payment of dividends.

 CAPITALIZATION

        The following sets forth our capitalization as of March 31, 2018 (i) on an actual basis and (ii) on an as adjusted basis, giving effect to the offering and the receipt of the estimated net proceeds to us therefrom. You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that are incorporated by reference herein and therein, including our consolidated financial statements and the notes thereto.

	As of March 31, 2018
	Actual	As Adjusted
	(unaudited, in thousands, except share and per share amounts)
Cash and cash equivalents	$182,110	$469,746

Deferred government grant obligations	3,500	3,500
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding, actual and as adjusted	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 52,846,016 shares issued and outstanding, actual, and 56,179,350 shares issued and outstanding, as adjusted	53	56
Additional paid-in capital	596,529	884,162
Accumulated deficit	(220,707)	(220,707)
Accumulated other comprehensive income	9,958	9,958

Total stockholders' equity	385,833	673,469

Total capitalization	$389,333	$676,969

 DILUTION

        If you invest in our common stock, your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

        As of March 31, 2018, our net tangible book value was approximately $195.8 million, or $3.71 per share of common stock based on approximately 52,846,016 shares of our common stock then outstanding. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the shares of common stock outstanding at March 31, 2018. After giving effect to the sale of 3,333,334 shares of common stock in this offering at the public offering price of $90.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at March 31, 2018 would have been approximately $483.5 million, or $8.61 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $4.90 per share to existing stockholders and an immediate dilution of $81.39 per share to new investors.

        The following table illustrates this dilution:

Public offering price per share		$90.00
Net tangible book value per share as of March 31, 2018	$3.71
Increase per share attributable to this offering	4.90

As adjusted net tangible book value per share after giving effect to this offering		8.61

Net tangible book value dilution per share to investors in this offering		$81.39

        If the underwriters exercise in full their option to purchase an additional 500,000 shares, the as adjusted net tangible book value per share after giving effect to this offering would be $9.29 per share and the dilution in net tangible book value per share to investors in this offering would be $80.71 per share.

        The foregoing calculations are based on 52,846,016 shares of our common stock outstanding as of March 31, 2018, and exclude:

  •
  4,334,612 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2018, with a weighted-average exercise price of $15.12 per share;

  •
  1,281,880 shares of common stock issuable upon the vesting of restricted stock units, outstanding as of March 31, 2018;

  •
  1,000,000 shares of common stock available for future issuance under our employee stock purchase plan as of March 31, 2018; and

  •
  7,056,832 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan as of March 31, 2018, plus annual increases thereunder.

  •
  646,793 shares of common stock issuable upon the exercise of outstanding stock options granted after March 31, 2018, with a weighted-average exercise price of $84.39 per share;

  •
  376,634 shares of common stock issuable upon the vesting of restricted stock units, granted after March 31, 2018;

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of common stock acquired in this offering by a Non-U.S. Holder (as defined below) as of the date hereof. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service ("IRS"), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this summary.

        For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, neither a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) nor any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons with respect to all of its substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of our common stock that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax considerations applicable to them in their particular circumstances.

        This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular Non-U.S. Holders in light of their individual circumstances, including Non-U.S. Holders that are subject to special rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), U.S. expatriates, banks or other financial institutions, insurance companies, brokers or dealers in securities or currencies, traders that elect to mark-to-market their securities, controlled foreign corporations, passive foreign investment companies, Non-U.S. Holders subject to the alternative minimum tax, or Non-U.S. Holders who hold shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and non-U.S. tax considerations applicable to the ownership and disposition of our common stock that may be relevant to them.

        This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax imposed on certain net investment income. In addition, this summary applies only to Non-U.S. Holders that hold our common stock as a capital asset within the meaning of the Code (generally, property held for investment purposes).

        EACH NON-U.S. HOLDER SHOULD CONSULT ITS TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF OWNING AND DISPOSING OF OUR COMMON STOCK.

Distributions on Our Common Stock

        Distributions with respect to our common stock will be treated as dividend income to the extent such distributions are paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, the excess will generally be treated first as a return of capital to the extent of the Non-U.S. Holder's adjusted tax basis in our common stock (and will reduce the Non-U.S. Holder's basis in such common stock) and thereafter as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in "—Sale, Exchange, or Other Taxable Disposition of Common Stock." Generally, the gross amount of dividends paid to Non-U.S. Holders will be subject to withholding of U.S. federal income tax at a rate of 30% or at a lower rate if an applicable income tax treaty so provides and we (or our agent) have received proper certification as to the application of that treaty.

        Dividends that are "effectively connected" with a Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) are generally subject to U.S. federal income tax on a net basis at regular graduated rates, in the same manner as if the Non-U.S. Holder were a United States person (as defined in the Code), and are exempt from the 30% withholding tax described above, provided that certain certification requirements are satisfied. Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

        To claim the benefits of an applicable income tax treaty or an exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a Non-U.S. Holder will generally be required to provide a properly executed Internal Revenue Service ("IRS") Form W-8BEN or W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or IRS Form W-8ECI (for income effectively connected with the conduct of a trade or business in the United States) or other suitable form. A Non-U.S. Holder eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of the treaty.

Sale, Exchange, or Other Taxable Disposition of Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange, or other taxable disposition of our common stock, unless:

  •
  in the case of a Non-U.S. Holder that is a non-resident alien individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition, and certain other conditions are met;

  •
  the gain is "effectively connected" with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable treaty, the gain is attributable to a U.S. permanent establishment of such Non-U.S. Holder); or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or the period that such Non-U.S. Holder held such common stock and either (a) our common stock was not treated as regularly traded on an established securities market during a relevant period in the calendar year in which the sale, exchange, or other taxable disposition occurs, or (b) such Non-U.S. Holder owns or owned (actually or constructively) more than 5% of our common stock at any time during the shorter of the two periods described above.

        Although there can be no assurance, we do not believe that we are, or have been, and we do not anticipate becoming, a "United States real property holding corporation" for U.S. federal income tax purposes.

        If gain realized on the sale, exchange, or other taxable disposition of our common stock is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such Non-U.S. Holder), such Non-U.S. Holder will generally be subject to U.S. federal income tax on the net gain from the disposition of our common stock at regular graduated rates in the same manner as if such Non-U.S. Holder were a United States person as defined in the Code. In the case of a Non-U.S. Holder that is a foreign corporation, such gain may also be subject to an additional branch profits tax rate of 30% (or a lower applicable treaty rate). If a Non-U.S. Holder is an individual that is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, the Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% (unless otherwise provided by an applicable treaty) on any capital gain recognized on the disposition of our common stock, which may be offset by certain U.S.-source capital losses.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% will generally be required in certain circumstances on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, shares of our common stock held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities or (iii) qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our common stock held by a Non-U.S. Holder that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (x) certifies to the applicable withholding agent that such entity does not have any "substantial United States owners" or (y) provides certain information regarding the entity's "substantial United States owners," which information the applicable withholding agent will be required in turn to provide to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

Information Reporting and Backup Withholding

        Non-U.S. Holders will generally be required to comply with certain certification procedures to establish that they are not U.S. persons in order to avoid backup withholding with respect to dividends paid to such Non-U.S. Holders on our common stock or, depending on the circumstances, the proceeds received by such Non-U.S. Holders on the sale, exchange, or other taxable disposition of our common stock. In addition, we are required to report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Non-U.S. Holders will generally be required to comply with certain certification procedures to establish that they are not U.S. persons in order to avoid information reporting with respect to proceeds received by such Non-U.S. Holders on the sale, exchange, or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related financial intermediaries.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will generally be allowed as a credit against such Non-U.S. Holder's U.S. federal income tax liability, which may entitle the Non-U.S. Holder to a refund, provided that the Non-U.S. Holder timely provides certain required information to the IRS.

UNDERWRITING

        We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC are the representatives of the underwriters.

Underwriter Name	Underwriting Amount
Goldman Sachs & Co. LLC	1,133,334
Credit Suisse Securities (USA) LLC	1,133,334
Citigroup Global Markets, Inc.	666,667
Compass Point Research & Trading, LLC	133,333
KeyBanc Capital Markets Inc.	133,333
Macquarie Capital (USA) Inc.	133,333

Total	3,333,334

        The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        The underwriters have an option to buy up to an additional 500,000 shares from the company to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 500,000 additional shares.

	No Exercise	Full Exercise
Per Share	$3.789	$3.789
Total	$12,630,003	$14,524,503

        Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $2.2734 per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We have agreed to pay the fees and disbursements of counsel for the underwriters in connection with any required review by FINRA in connection with this offering in an amount not to exceed $25,000. In addition, the underwriters have agreed to reimburse us for certain additional out-of-pocket expenses.

        We and our officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans.

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "TWOU."

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

  •
  To any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any Brazilian placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

        This prospectus supplement has been prepared on the basis that any offer of the shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

        This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

        In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Canada

        The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA. Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan

(including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

        We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $364,000.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Goodwin Procter LLP, Boston, Massachusetts, is advising the underwriters in connection with the offering of the shares.

EXPERTS

        The consolidated financial statements of 2U, Inc. and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2017 contains an explanatory paragraph that states that the Company acquired Get Educated International Proprietary Limited (GetSmarter) during 2017, and management has excluded from its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2017, GetSmarter's internal control over financial reporting associated with 1.3% of total assets and 5.7% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2017, and that our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of GetSmarter.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov.

        We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed "filed" under the Exchange Act), which we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 27, 2018;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 3, 2018;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018, as amended on May 21, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  our Current Reports on Form 8-K, filed with the SEC on January 22, 2018, February 21, 2018, May 9, 2018 and May 21, 2018 and on Form 8-K/A, filed with the SEC on April 27, 2018; and

  •
  our Registration Statement on Form 8-A, filed with the SEC on March 25, 2014.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Matthew J. Norden
Co-General Counsel, Corporate & Securities
2U, Inc.
7900 Harkins Road
Lanham, MD 20706
Telephone: (301) 892-4350

        You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of these documents.

        Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference into this prospectus supplement or as a part of this prospectus supplement.

Prospectus

2U, INC.

Debt Securities
Common Stock
Preferred Stock
Warrants
Units

        We may use this prospectus from time to time to offer debt securities, common stock, preferred stock, warrants, and units (collectively, the "securities"). We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

        In addition, selling stockholders to be named in a prospectus supplement may offer shares of our common stock from time to time.

        To the extent that any selling stockholder offers any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "TWOU."

        Investing in our securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled "Risk Factors" beginning on page 2 of this prospectus, the section entitled "Risk Factors" in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 23, 2015

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission ("SEC") as a "well-known seasoned issuer," as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration, we and/or the selling stockholders may, from time to time, sell an indeterminate amount of any combination of common stock, debt securities, preferred stock, warrants or units described in this prospectus in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we and/or the selling stockholders may offer under this prospectus and any prospectus supplement. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading "Where You Can Find More Information."

        This prospectus describes the general terms of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other terms of that offering. The prospectus supplement prepared by us or on our behalf may also add, update or change information contained in this prospectus. To understand the terms of the securities that may be offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under "Where You Can Find More Information."

        We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to in that free writing prospectus. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

        You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference into this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

  •
  trends in the higher education market and the market for online education, and expectations for growth in those markets;

  •
  the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

  •
  the potential benefits of our cloud-based software-as-a-service ("SaaS") technology and technology-enabled services to clients and students;

  •
  anticipated launch dates of new client programs;

  •
  the predictability, visibility and recurring nature of our business model;

  •
  our ability to acquire new clients and expand programs with existing clients, including in the international, undergraduate and doctoral markets;

  •
  our ability to continue to acquire prospective students for our clients' programs;

  •
  our ability to affect or increase student retention in our clients' programs;

  •
  our growth strategy;

  •
  the scalability of our cloud-based SaaS technology;

  •
  our expected expenses in future periods and their relationship to revenue;

  •
  potential changes in regulations applicable to us or our clients; and

  •
  the amount of time that we expect our cash balances and other available financial resources to be sufficient to fund our operations.

        For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, "Risk Factors" under our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, and subsequent reports and registration statements filed from time to time with the SEC.

ABOUT 2U, INC.

        2U, Inc., which we refer to throughout this prospectus as "we," "us" or "2U," is a leading provider of an integrated solution comprised of cloud-based software-as-a-service, or SaaS, technology fused with technology-enabled services, which we refer to as our Platform. Our Platform enables leading nonprofit colleges and universities to deliver their high quality education to qualified students anywhere. Our SaaS technology consists of an innovative online learning environment, which we refer to as Online Campus, and our operations applications. This technology is fused with technology-enabled services, to complete our Platform. Our Platform allows our clients' programs to expand and operate at scale by providing the comprehensive infrastructure colleges and universities need to attract, enroll, educate, support and graduate their students. By leveraging our Platform, we believe our clients are able to expand their addressable markets while providing educational engagement, experiences and outcomes to their online students that match or exceed those of their on-campus offerings.

        Our principal executive offices are located at 8201 Corporate Drive, Suite 900, Landover, Maryland 20785 and our telephone number at that location is (301) 892-4350.

RISK FACTORS

        Before you decide to invest in the securities, you should carefully consider the specific risks set forth under the caption "Risk Factors" in our current and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus and in any prospectus supplement for your securities. For more information, see "Where You Can Find More Information."

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the three years ended December 31, 2014 and the six month periods ended June  30, 2014 and June 30, 2015. As of the date of this prospectus we have, and during all the periods presented we have had, no preferred stock outstanding; accordingly, we were not required to pay, and we have not declared or paid, any preferred stock dividends for the periods set forth below. Accordingly, our ratio of earnings to combined fixed charges and preferred stock dividends did not differ from the ratios presented below during any of these periods.

	Years Ended December 31,			Six Months Ended June 30,
	2012	2013	2014	2014	2015
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges (in thousands)	$(23,113)	$(27,953)	$(28,999)	$(17,645)	$(15,098)

(1)
The ratios were computed by dividing earnings by fixed charges. For this purpose, earnings include income from continuing operations before income taxes, adjusted for fixed charges to the extent they affect current year earnings. Fixed charges include interest expensed, amortization of capitalized expenses related to indebtedness and estimates of interest within rental expenses.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. Unless the applicable prospectus supplement states otherwise, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF SECURITIES WE MAY OFFER

        This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

        The types of securities that we may offer and sell from time to time by this prospectus are:

  •
  debt securities, which we may issue in one or more series;

  •
  preferred stock, which we may issue in one or more series;

  •
  common stock;

  •
  warrants entitling the holders to purchase common stock, preferred stock, debt securities or units of two or more of these types of securities;

  •
  warrants or other rights relating to foreign currency exchange rates; or

  •
  units, each representing a combination of two or more of the foregoing securities.

        We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of the underwriters or agents, if any, through or to which we or the selling stockholders will sell the securities;

  •
  the compensation, if any, of those underwriters or agents;

  •
  information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

  •
  any material United States federal income tax considerations that apply to the securities; and

  •
  any other material information about the offering and sale of the securities.

DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to those debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each series of our debt securities will be issued under an indenture to be entered into between us and one or more trustees selected by us.

        We have summarized certain general features of the debt securities from the indenture. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the related prospectus supplement. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series of debt securities. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. These terms may include, among others, the following:

  •
  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

  •
  whether the debt securities will be senior, subordinated or junior subordinated;

  •
  any applicable subordination provisions for any subordinated debt securities;

  •
  the maturity date(s) or method for determining same;

  •
  the interest rate(s) or the method for determining same;

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash, additional securities or some combination thereof;

  •
  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

  •
  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

  •
  amount of discount or premium, if any, with which such debt securities will be issued;

  •
  any additions to or changes in the covenants that apply to such debt securities;

  •
  any additions or changes in the defaults and events of default applicable to the particular or series of debt securities being issued;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  any restriction or conditions on the transferability of the debt securities;

  •
  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

  •
  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

  •
  additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of any other debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

        We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in the applicable prospectus supplement.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        Under our amended and restated certificate of incorporation, our authorized capital stock is 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

        As of June 30, 2015, 41,502,290 shares of our common stock were outstanding and no preferred stock was outstanding.

Common Stock

        The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware General Corporation Law.

        Voting Rights.    Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

        Dividends.    Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

        Liquidation.    In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

        Rights and Preferences.    Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

        We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.

        We have no present plans to issue any shares of preferred stock.

        We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

  •
  the title of the series of preferred stock;

  •
  any limit upon the number of shares of the series of preferred stock that may be issued;

  •
  the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

  •
  the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

  •
  the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

  •
  the voting rights, if any, of the holders of the preferred stock;

  •
  the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

  •
  the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

  •
  any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

  •
  any other material terms of the preferred stock.

        Any or all of these rights may be greater than the rights of the holders of common stock. In addition, our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock.

        The terms of the preferred stock that might be issued could conceivably prohibit us from:

  •
  consummating a merger;

  •
  reorganizing;

  •
  selling substantially all of our assets;

  •
  liquidating; or

  •
  engaging in other extraordinary corporate transactions without shareholder approval.

        Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

DESCRIPTION OF WARRANTS

        We may issue:

  •
  warrants for the purchase of debt securities, common stock, preferred stock or units of two or more of these types of securities; or

  •
  currency warrants, which are warrants or other rights relating to foreign currency exchange rates.

        Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

        We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

  •
  in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

  •
  in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

  •
  in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

  •
  in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

  •
  in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

  •
  the period during which you may exercise the warrants;

  •
  any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

  •
  the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

  •
  any other material terms of the warrants.

        Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

  •
  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

        We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

  •
  the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

  •
  the terms of any unit agreement governing the units;

  •
  if applicable, a discussion of certain U.S. federal income tax considerations; and

  •
  the provision for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDERS

        Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, shares of common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling stockholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We or any selling stockholders may sell any of the securities being offered by this prospectus separately or together:

  •
  through agents;

  •
  to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

  •
  through dealers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  in exchange for our outstanding indebtedness;

  •
  directly to purchasers, through a specific bidding, auction or other process; or

  •
  through a combination of any of these methods of sale.

        If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

        The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

        Agents designated by us or the selling stockholders from time to time may solicit offers to purchase the securities. We or the selling stockholders will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us or the selling stockholders to an agent in the prospectus supplement or pricing supplement for that transaction. Unless otherwise indicated in the prospectus supplement or pricing supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act.

        If we or the selling stockholders utilize an underwriter or underwriters in the sale of securities, we or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters at the time we or the selling stockholders reach an agreement for sale. We or the selling stockholders will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We or the selling stockholders will describe any of these activities in the prospectus supplement.

        If a dealer is utilized in the sale of the securities, we, any selling stockholders or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We or the selling stockholders may directly solicit offers to purchase the securities, and we or the selling stockholders may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

        Agreements we or the selling stockholders enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us or the selling stockholders to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

        Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us or the selling stockholders in the ordinary course of business. We or the selling stockholders may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, any selling stockholders, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We and the selling stockholders are not required to engage in any of these transactions. If we or any selling stockholders commence these transactions, we or the selling stockholders may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

        No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement or pricing supplement describing the method and terms of the offering.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement or pricing supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters or agents by counsel named in the applicable prospectus supplement or pricing supplement.

EXPERTS

        The consolidated financial statements and schedule of 2U, Inc. and subsidiary as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov.

        This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the common stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed "filed" under the Exchange Act), which we have filed with the SEC:

  •
  our Annual Report on Form 10-K, filed with the SEC on February 26, 2015;

  •
  our Quarterly Reports on Form 10-Q, filed with the SEC on May 7, 2015 and August 6, 2015;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2015, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  our Current Reports on Form 8-K, filed with the SEC on February 26, 2015, May 28, 2015 and June 4, 2015; and

  •
  our Registration Statement on Form 8-A, filed with the SEC on March 25, 2014.

        We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Todd J. Glassman
General Counsel
2U, Inc.
8201 Corporate Drive, Suite 900
Landover, MD 20785
Telephone: (301) 892-4350

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

3,333,334 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC	Credit Suisse

Citigroup
Compass Point	KeyBanc Capital Markets	Macquarie Capital

May 22, 2018